Exhibit 10.15

2014 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2014 annual base salaries of the following Named Executive Officers of Ameren Corporation (“Ameren”), Union Electric Company (“UE”) and Ameren Illinois Company (“AIC”) (which officers are employed by Ameren and/or an Ameren subsidiary as of February 28, 2014, and were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE and AIC Information Statements for the 2014 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position at February 28, 2014	2014 Base Salary
Thomas R. Voss Chairman and Chief Executive Officer – Ameren(1)	$1,062,000
Warner L. Baxter President – Ameren(1) Chairman, President and Chief Executive Officer – UE	$642,000(2)
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer – Ameren, UE and AIC	$566,500
Charles D. Naslund Executive Vice President – UE	$476,000
Gregory L. Nelson Senior Vice President, General Counsel and Secretary – Ameren, UE and AIC	$453,500
Daniel F. Cole Chairman, President and Chief Executive Officer – Ameren Services Company	$427,000
Richard J. Mark Chairman, President and Chief Executive Officer – AIC	$424,500
Bruce A. Steinke Senior Vice President, Finance, and Chief Accounting Officer – Ameren, UE and AIC	$330,000
(1) On February 14, 2014, Mr. Voss advised the Ameren board of directors of his intention to retire from his position as President of Ameren, effective February 14, 2014, as Chief Executive Officer of Ameren, effective April 24, 2014, and as Chairman and member of the Ameren board, effective July 1, 2014. On February 14, 2014, Mr. Baxter succeeded Mr. Voss as President of Ameren and a member of the Ameren board. On April 24, 2014, Mr. Baxter will succeed Mr. Voss as Chief Executive Officer of Ameren. The Ameren board expects that Mr. Baxter will succeed Mr. Voss as Chairman of the Ameren board.
(2) Effective April 24, 2014, Mr. Baxter’s base salary will be increased from $642,000 to $950,000.